UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2020

Cleveland BioLabs, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

Cleveland BioLabs, Inc. (the “Company”) held its Annual Meeting of Stockholders virtually on December 18, 2020 (the “2020 Annual Meeting”). The results of matters submitted to a stockholder vote at the 2020 Annual Meeting are as follows:

Proposal No. 1: Election of Directors. Six nominees were elected to serve on the Company’s board of directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Alexander Andryushechkin	7,518,016	112,073	3,665,783
Anna Evdokimova	7,532,184	97,905	3,665,783
Ivan Fedyunin	7,533,073	97,016	3,665,783
Randy S. Saluck	7,518,725	111,364	3,665,783
Daniil Talyanskiy	7,531,041	99,048	3,665,783
Lea Verny	7,519,275	110,814	3,665,783

Proposal No. 2: Ratification of Meaden & Moore, Ltd. as the independent registered public accounting firm for fiscal year ending December 31, 2020. The selection of Meaden & Moore, Ltd. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified with the votes set forth below:

For	Against	Abstain
10,482,363	22,461	791,048

Proposal No. 3: Approval by an advisory vote the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved in an advisory vote with the votes set forth below:

For	Against	Abstain	Broker Non-Vote
7,294,410	302,237	33,442	3,665,783

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: December 21, 2020	By: /s/ Christopher Zosh
Name: Christopher Zosh
Title: Vice President of Finance